Exhibit 10.1

VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of October 28, 2018, by Strategic Value Partners, LLC, a Delaware limited liability company (“SVP”), on behalf of certain investment funds directly or indirectly managed by SVP, as listed on Exhibit A hereto (collectively, the “Shareholders” and each of the Shareholders, a “Shareholder”), and Denbury Resources Inc., a Delaware corporation (“Parent”). The parties to this Agreement are sometimes referred to herein collectively as the “parties,” and individually as a “party.” Capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement (as defined below).
WHEREAS, the Shareholders, collectively, own shares of the Company’s Common Stock (the “Common Stock,” together with any other Rights (as defined below) with respect thereto or Common Stock acquired (whether beneficially or of record) by the Shareholders after the date hereof and prior to the Closing or the termination of all of the Shareholders’ obligations under this Agreement, whichever is earlier, including any interests in the Company or Rights with respect thereto acquired by means of purchase, dividend or distribution, or issued upon the exercise of any options or warrants or the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Securities”). For the purposes of this Agreement, “Rights” means, with respect to any Person, (a) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating such Person to issue, transfer or sell any equity interest of such Person or any of its Subsidiaries or any securities convertible into or exchangeable for such equity interests, or (b) contractual obligations of such Person to repurchase, redeem or otherwise acquire any equity interest in such Person or any of its Subsidiaries or any such securities or agreements listed in clause (a) of this sentence.
WHEREAS, Parent, Dragon Merger Sub, Inc., a Virginia corporation and wholly owned subsidiary of Parent (“Merger Sub”), DR Sub LLC, a Virginia corporation and wholly owned subsidiary of Parent, and the Company propose to enter into an Agreement and Plan of Merger, dated as of the date hereof and as it may be amended from time to time and a copy of which has been previously provided to the Shareholders (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company, with the Company surviving as a direct wholly owned Subsidiary of Parent, all upon the terms of, and subject to the conditions set forth in, the Merger Agreement (the “Merger”).
WHEREAS, the approval of the Merger Agreement by the affirmative vote of the holders of more than two-thirds (2/3) of all the votes entitled to be cast at the Company Shareholders Meeting is a condition to the consummation of the Merger (the “Company Shareholder Approval”).
WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, SVP, on behalf of each of the Shareholders, has agreed to enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:
ARTICLE I
VOTING; GRANT AND APPOINTMENT OF PROXY
1.1    Voting. From and after the date hereof until the earlier of (x) the Company Shareholder Approval being obtained and (y) the termination of this Agreement in accordance with Article IV hereof (such earlier date, the “Expiration Date”), SVP, on behalf of each of the Shareholders, irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each adjourned or postponed meeting) of the shareholders of the Company, however called, or in connection with any written consent of the shareholders of the Company, each Shareholder (in such capacity and not in any other capacity) will (i) appear at such meeting or otherwise cause all of the Securities owned by such Shareholder (whether beneficially or of record) to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of the Securities owned by such Shareholder (whether beneficially or of record):
(a)with respect to each meeting at which a vote of the Shareholders on the Merger is requested (a “Merger Proposal”), in favor of such Merger Proposal (and, in the event that such Merger Proposal is presented as more than one proposal, in favor of each proposal that is part of such Merger Proposal), and in favor of any other matter presented or proposed as to approval of the Merger or any part or aspect thereof or any other transactions or matters contemplated by the Merger Agreement;
(b)against any Company Takeover Proposal, without regard to the terms of such Company Takeover Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions or matters contemplated by the Merger Agreement;
(c)against any other action, agreement, or transaction, that is intended, that would or would be reasonably expected, or the effect of which would or would be reasonably expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or the performance by such Shareholder of its obligations under this Agreement;
(d)against any action, proposal, transaction or agreement that would or would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of any Shareholder contained in this Agreement; and
(e)in favor of any proposal to adjourn or postpone the Company Stockholder Meeting to a later date if there are not sufficient votes to approve the Merger Proposal.

1.2     Grant of Irrevocable Proxy; Appointment of Proxy.
(a)    From and after the date hereof until the Expiration Date, SVP, on behalf of each Shareholder hereby irrevocably and unconditionally grants to, and appoints, Parent and any designee of Parent (determined in Parent’s sole discretion) as each Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote or cause to be voted (including by proxy or written consent, if applicable) its Securities in accordance with the Required Votes.
(b)    SVP, on behalf of each Shareholder hereby represents that any proxies heretofore given in respect of the Securities, if any, are revocable, and hereby revokes such proxies.
(c)    SVP, on behalf of each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. SVP, on behalf of each Shareholder hereby further affirms that the irrevocable proxy set forth in this Section 1.2 is coupled with an interest and, except upon the occurrence of the Expiration Date, is intended to be irrevocable. SVP, on behalf of each Shareholder agrees, until the Expiration Date, to vote its Securities in accordance with Section 1.1(a) through Section 1.1(e) above as instructed by Parent in writing. The parties agree that the foregoing is a voting agreement.
1.3    Restrictions on Transfers. SVP, on behalf of each of the Shareholders, hereby agrees that, from the date hereof until the Expiration Date, it shall not, directly or indirectly, except in connection with the consummation of the Merger and as expressly provided for in the Merger Agreement, (i) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, Lien (other than (x) collateral and rehypothecation arrangements with prime brokers in margin accounts and (y) any Liens that could not reasonably be expected, either individually or in the aggregate, to impair the ability of SVP or any Shareholder to perform fully its obligations hereunder with respect to the applicable shares of Securities on a timely basis (“Permitted Liens”)), hypothecation or other disposition of (by merger, by testamentary disposition, by operation of Law or otherwise), any Securities (each, a “Transfer”), (ii) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy, consent or power of attorney with respect thereto other than, and that is inconsistent with, this Agreement or (iii) agree (regardless of whether in writing) to take any of the actions referred to in the foregoing clause (i) or (ii). Notwithstanding the foregoing, each Shareholder shall have the right to Transfer its Securities to such Shareholder’s Affiliate and related fund entities; provided, however, prior to and as a condition to the effectiveness of such Transfer, any Affiliate and related fund entities to which any of such Securities or any interest in any of such Securities is transferred shall have executed and delivered to Parent a counterpart to this Agreement pursuant to which such Person shall be bound by all terms and provisions of this Agreement. Any Transfer or attempted Transfer of any Securities in violation of this Section 1.3 shall be null and void and of no effect.

ARTICLE II
NO SOLICITATION
2.1    Restricted Activities. Prior to the Expiration Date, no Shareholder shall, and each Shareholder shall cause its Affiliates and use reasonable best efforts to cause its Representatives not to, directly or indirectly, (a) solicit, initiate or knowingly encourage or facilitate (including by way of furnishing or affording access to any confidential or non-public material information) any inquiries, proposals or offers regarding, or the making of a Company Takeover Proposal or that could reasonably be expected to lead to a Company Takeover Proposal, (b) other than to inform any Person of the existence of this Section 2.1, conduct, participate or engage in any discussions or negotiations with any Person with respect to a Company Takeover Proposal or (c) furnish or provide any non-public information or data regarding the Company or its Subsidiaries, or afford access to the business, properties, assets or employees of the Company or its Subsidiaries, to any Person except in the ordinary course of business consistent with past practice (and, in any event, not in connection with or in response to a Company Takeover Proposal or any indication of interest that would or would reasonably be expected to lead to a Company Takeover Proposal) or (d) enter into any letter of intent or agreement in principle, or other agreement providing for a Company Takeover Proposal (the activities specified in clauses (a) through (d) being hereinafter referred to as the “Restricted Activities”).
2.2    Notification. From and after the date hereof until the Expiration Date, each Shareholder shall, and shall cause its Affiliates and use reasonable best efforts to cause its Representatives to, (i) immediately cease and cause to be terminated any solicitation, encouragement, discussions or negotiations with any Person conducted heretofore with respect to any Company Takeover Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to a Company Takeover Proposal, and (ii) promptly request the prompt return or destruction of all confidential information previously furnished to any such Person or its Representatives. From and after the date hereof until the Expiration Date, SVP, on behalf of the Shareholders, shall promptly, after SVP’s or any Shareholder’s receipt of any Company Takeover Proposal or any inquiry or request for discussions or negotiations regarding a Company Takeover Proposal or information relating to the Company or any Company Subsidiary in connection with a Company Takeover Proposal, notify Parent of such Company Takeover Proposal, inquiry or request (including providing the identity of the Person making or submitting such Company Takeover Proposal, inquiry or request), and provide the material terms and conditions of any such proposal or offer regarding a Company Takeover Proposal, including any financial and other terms thereof, in each case including any modifications thereto. Each Shareholder shall keep Parent informed in all material respects on a prompt basis with respect to any development regarding the status or terms of any such Company Takeover Proposal (including any change to the terms of any such Company Takeover Proposal) or inquiry or request and shall promptly apprise Parent of the status of any such discussions or negotiations. SVP, on behalf of any applicable Shareholder, shall provide to Parent promptly after receipt or delivery thereof copies of all correspondence and other written materials sent by or provided to the Company or such Shareholder or its Representatives to or from any Person, as applicable. Each Shareholder agrees that neither it nor any of its Affiliates has entered into or shall enter into any agreement with any Person that prohibits the Company or such Shareholder from either providing any information to Parent in accordance with this Section 2.2 or otherwise complying with any of its obligations pursuant to this Section 2.2. Notwithstanding anything in this Agreement to the contrary, (i) neither SVP nor any Shareholder shall be responsible for the actions of Parent or its board of directors (or any committee thereof), any Subsidiary of Parent, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (the “Parent Related Parties”), including with respect to any of the matters contemplated by this Section 2.2, and (ii) SVP, on behalf of the Shareholders, makes no representations or warranties with respect to the actions of any of the Parent Related Parties.
ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS
3.1    Representations and Warranties of Each Party. Each party represents and warrants, for itself only, as follows: (a) such party has full legal right and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; (b) this Agreement has been duly executed and delivered by such party and the execution, delivery and performance of this Agreement by such party and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such party and no other actions or proceedings on the part of such party are necessary to authorize this Agreement or to consummate the transactions contemplated hereby; (c) this Agreement constitutes the valid and binding agreement of such party, enforceable against each party in accordance with its terms (subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights and to general equity principles); and (d) the execution and delivery of this Agreement by each party does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreements binding upon such party or the Securities owned by such party, nor require any authorization, consent or approval of, or filing with, any Governmental Entity, except for filings with the SEC by party.
3.2    Representations and Warranties of SVP.
(a)    SVP, on behalf of itself and each Shareholder, represents and warrants, as follows: (a) each Shareholder holds the Securities set forth opposite such Shareholder’s name on Exhibit A attached hereto and (b) SVP or each Shareholder, as applicable, owns or holds, beneficially or of record, or controls all of its Securities free and clear of any proxy, voting restriction, adverse claim or other Liens (other than Permitted Liens or any restrictions created by this Agreement) and has sole (or, as applicable, shared with SVP or other Shareholders) voting power with respect to the Securities and sole (or, as applicable, shared with SVP or other Shareholders) power of disposition with respect to all of the Securities, with no restrictions on such Shareholder’s rights of voting or disposition pertaining thereto, except for such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various states of the United States, and no person other than SVP, such Shareholder, or any other Shareholder, has any right to direct or approve the voting or disposition of any of the Securities.

(b)    SVP has the full and irrevocable power and authority to enter into this Agreement for and on behalf of each Shareholder and bind each Shareholder to the provisions hereof as if each Shareholder were a direct party hereto.
3.3    Certain Other Agreements. SVP, on behalf of each of the Shareholders, hereby:
(a)    irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Shareholder may have with respect to the Securities;
(b)    agrees to promptly notify Parent and the Company of the number of any new Securities acquired by such Shareholder after the date hereof and prior to the Expiration Date, it being understood, for the avoidance of doubt, that any such Securities shall be subject to the terms of this Agreement as though owned by such Shareholder on the date hereof;
(c)    agrees to permit Parent and the Company to publish and disclose in the Joint Proxy Statement such Shareholder’s identity and ownership of the Securities and the nature of such Shareholder’s commitments, arrangements and understandings under this Agreement; and
(d)    shall, and hereby does, authorize the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Securities (and that this Agreement places limits on the voting and transfer of such Securities); provided, however, that Company or its counsel may further notify the Company’s transfer agent to lift and vacate the stop transfer order with respect to the Securities following the Expiration Date solely to the extent to effect the consummation of the Merger in accordance with the Merger Agreement.
ARTICLE IV
TERMINATION
This Agreement shall automatically terminate (without any further action of the parties) and be of no further force or effect upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms; (b) the Effective Time; (c) the date of any modification, waiver or amendment to the Merger Agreement effected without SVP’s consent that (i) decreases the amount or changes the form of consideration payable to all of the shareholders of the Company pursuant to the terms of the Merger Agreement as in effect on the date of this Agreement or (ii) otherwise materially adversely affects the interests of the Shareholders or the shareholders of the Company; (d) the mutual written consent of the parties hereto; (e) the End Date; and (f) any material breach of this Agreement by Parent. Notwithstanding the preceding sentence, Article V shall survive any termination of this Agreement. Nothing in this Article IV shall relieve or otherwise limit any party of liability for a breach of this Agreement.

ARTICLE V
MISCELLANEOUS
5.1    Expenses. Each party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement, whether or not the Merger shall be consummated.
5.2    Capacity. SVP, on behalf of each of the Shareholders, is signing this Agreement solely in its capacity as a Company shareholder, and nothing contained herein shall in any way limit or affect any actions taken by any Representative of a Shareholder in his or her capacity as a director, officer or employee of the Company, and no action taken in any such capacity as a director, officer or employee shall be deemed to constitute a breach of this Agreement.
5.3    Notices. All notices, requests and other communications to any party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered in person; (b) if transmitted by facsimile (but only upon confirmation of transmission by the transmitting equipment); (c) if transmitted by electronic mail (“e-mail”) (but only if confirmation of receipt of such e-mail is requested and received); or (d) if transmitted by national overnight courier, in each case as addressed as follows:

If to Parent, to:
Denbury Resources Inc.
5320 Legacy Dr.
Plano, TX 75024
Attention:  General Counsel
Phone: (972) 673-2000

With a required copy to (which does not constitute notice):
Vinson & Elkins L.L.P.
1001 Fannin Street
Suite 2500
Houston, TX 77002
Phone: (713) 758-2222
Facsimile: (713) 758-2346
Attention: Jeffery B. Floyd; Stephen M. Gill
E-mail: JFloyd@velaw.com; SGill@velaw.com
If to the Shareholders:
Strategic Value Partners, LLC
100 West Putnam Ave.
Greenwich, CT 06830
Attention: Michael Schwartz, Managing Director
Email: mschwartz@svpglobal.com

With a required copy to (which does not constitute notice):
Strategic Value Partners, LLC
100 West Putnam Ave.
Greenwich, CT 06830
Attention: General Counsel
Email: legalnotices@svpglobal.com

If to the Company:
Penn Virginia Corporation
16285 Park Ten Place
Suite 500
Houston, TX 77079
Attention:  Chief Legal Counsel
Phone: (713) 722-6500
Facsimile:  (713) 722-6609
With a required copy to (which does not constitute notice):
Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue
Suite 1400
Palo Alto, California 94301
Phone: (650) 470-4500
Facsimile: (650) 470-4570
Attention: Leif B. King; Frank E. Bayouth
E-mail: Leif.King@skadden.com; Frank.Bayouth@skadden.com

5.4    Amendments; Extension; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Parent, on the one hand, and each Shareholder, on the other hand and (ii) in the case of a waiver, by the party (or parties) against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No agreement on the part of a party to any such extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such party.
5.5    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any purported assignment in violation of this Section 5.5 shall be void.

5.6    No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties.
5.7    Entire Agreement. This Agreement, together with the Merger Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof.
5.8    Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
5.9    Jurisdiction; Specific Performance; Waiver of Jury Trial.
(a)    THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT, NOTWITHSTANDING SECTION 111 OF THE DGCL, THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 5.2 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.
(b)    The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. Prior to the termination of this Agreement pursuant to Article IV, it is accordingly agreed that the parties and the Company shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 5.9(b), this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity. Each party accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 5.9(b). Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.9(b), and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.9(c).
5.10    Governing Law. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.
5.11    Interpretation. Unless expressly provided for elsewhere in this Agreement, this Agreement will be interpreted in accordance with the following provisions: (a) the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion, article, section, subsection or other subdivision of this Agreement in which any such word is used; (b) examples are not to be construed to limit, expressly or by implication, the matter they illustrate; (c) the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation; (d) all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings; (e) the word “or” is not exclusive, and has the inclusive meaning represented by the phrase “and/or”; (f) a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined; (g) all references to prices, values or monetary amounts refer to United States dollars; (h) wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders; (i) this Agreement has been jointly prepared by the parties hereto, and this Agreement will not be construed against any Person as the principal draftsperson hereof or thereof and no consideration may be given to any fact or presumption that any party had a greater or lesser hand in drafting this Agreement; (j) the captions of the articles, sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement; (k) any references herein to a particular Section, Article or Exhibit means a Section or Article of, or an Exhibit to, this Agreement unless otherwise expressly stated herein; the Exhibit attached hereto is incorporated herein by reference and will be considered part of this Agreement; (l) unless otherwise specified herein, all accounting terms used herein will be interpreted, and all determinations with respect to accounting matters hereunder will be made, in accordance with GAAP, applied on a consistent basis; (m) all references to days mean calendar days unless otherwise provided; and (n) all references to time mean Houston, Texas time.
5.12    Counterparts. This Agreement may be executed in any number of counterparts, including via facsimile or email in “portable document format” (“.pdf”) form transmission, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
5.13    Severability. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

PARENT:

DENBURY RESOURCES INC.

By:	/s/ James S. Matthews
Name:	James S. Matthew
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

SVP:
STRATEGIC VALUE PARTNERS, LLC
By:	/s/ James Dougherty
Name:	James Dougherty
Title:	Chief Financial Officer

[Signature Page to Voting and Support Agreement]

Exhibit A

Name of Shareholder	Number of Shares of Company Common Stock Beneficially Owned or Directly Held
Strategic Value Partners, LLC(1)	718,134.00
SVP Special Situations III LLC(2)	625,362.00
SVP Special Situations III-A LLC(3)	190,684.00
Strategic Value Master Fund, Ltd.	718,134.00
Strategic Value Special Situations Fund III, L.P.	625,362.00
Strategic Value Opportunities Fund, L.P.	190,684.00

(1)
As the investment manager of Strategic Value Master Fund, Ltd., Strategic Value Partners, LLC is deemed to beneficially own the shares held by Strategic Value Master Fund, Ltd. for purposes of this Agreement.

(2)
As the investment manager of Strategic Value Special Situations Master Fund III, L.P., SVP Special Situations III LLC is deemed to beneficially own the shares held by Strategic Value Special Situations Master Fund III, L.P. for purposes of this Agreement.

(3)
As the investment manager of Strategic Value Opportunities Fund, L.P., SVP Special Situations III-A LLC is deemed to beneficially own the shares held by Strategic Value Opportunities Fund, L.P. for purposes of this Agreement.